Exhibit 99.1

MPS Group Agrees to Settle Shareholder Class Action Lawsuits

JACKSONVILLE, Fla. (January 5, 2010) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced that it and the other named defendants have entered into a memorandum of understanding with plaintiff’s counsel regarding the settlement of two putative class action lawsuits filed in response to the announcement of the proposed merger of MPS Group with Adecco Inc., a Delaware corporation, and Jaguar Acquisition Corp., a Florida corporation and wholly owned subsidiary of Adecco.

Under the terms of the memorandum, MPS Group, the other named defendants and the plaintiffs have agreed to settle the lawsuits, subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuits will be dismissed with prejudice. MPS Group and the other defendants deny all of the allegations in the lawsuits and believe that the existing disclosures regarding the proposed merger are appropriate under the law. Nevertheless, MPS Group and the other defendants have agreed to settle the putative class action lawsuits in order to avoid costly litigation and reduce the risk of any delay to the closing of the merger.

Pursuant to the terms of the memorandum, MPS Group has agreed to provide additional information to its shareholders through a publicly available filing, in order to supplement the proxy statement previously provided to shareholders in connection with the special shareholders meeting concerning the proposed merger. This additional information, which should be read in conjunction with the proxy statement, is set forth in a current report on Form 8-K that MPS Group has filed with the Securities and Exchange Commission (the “SEC”).

In return for the additional disclosures contained in the current report on Form 8-K, the plaintiffs in both actions have agreed to the dismissal of their respective actions and to a stay of the proceedings, subject to the execution and approval of a final settlement agreement. In addition, the Company has agreed to the payment of the legal fees and expenses of plaintiffs’ counsel, in an amount to be negotiated by the parties. This payment will not affect the amount of merger consideration to be paid in the merger.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Additional Information and Where To Find It

In connection with the proposed merger, MPS Group has filed a proxy statement with the SEC. Investors are urged to read the proxy statement because it contains important information about the merger as well as other documents filed by MPS Group at the SEC’s Internet site, www.sec.gov. These documents can also be obtained for free from MPS Group’s Investor Relations web site (www.mpsgroup.com) or by calling 904-360-2500.

MPS Group and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding MPS Group’s directors and executive officers is available in MPS Group’s proxy statement dated April 20, 2009, filed with the SEC. Additional information regarding the interests of participants of MPS Group is included in the proxy statement filed with the SEC in connection with the merger.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in MPS Group’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for MPS Group’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including MPS Group’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; MPS Group’s ability to retain significant existing customers or obtain new customers; MPS Group’s ability to recruit, place and retain consultants and professional employees; MPS Group’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into MPS Group; possible changes in governmental laws and regulations affecting MPS Group’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of MPS Group’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in MPS Group’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of MPS Group’s Form 10-K for the year ended December 31, 2008 and discussion of risks or uncertainties in subsequent filings with the SEC.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of MPS Group may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of MPS Group’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by MPS Group based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and MPS Group undertakes no obligation to update publicly any of them in light of new information or future events.

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